                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT


                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934


         Date of Report (Date of earliest event reported): July 18, 2000




                       TRANSWESTERN PUBLISHING COMPANY LLC
             (Exact name of registrant as specified in its charter)



    DELAWARE                      333-42085                     33-0778740
(State or other                  (Commission                  (IRS Employer
jurisdiction of                  File Number)                Identification No.)
 incorporation)


               8344 CLAIREMONT MESA BOULEVARD, SAN DIEGO, CA 92111 (Address of principal executive offices) (Zip Code)

                                  858-467-2800
               Registrant's telephone number, including area code:



                              Total No. of Pages: 3

Item 2: Acquisition or Disposition of Assets.

On July 18, 2000, TransWestern Publishing Company LLC (the Company), a wholly-owned subsidiary of TransWestern Holdings, L.P. acquired 9 Directories in Florida and Louisiana from The New York Times Company for cash in the amount of approximately $16.6 million, which was funded with borrowings under the Company's revolving credit facility. The Company also assumed certain liabilities of The New York Times Company totaling approximately $0.3 million. The acquisition will be accounted for as a purchase and accordingly the purchase price will be allocated to the tangible and intangible assets acquired based on their respective fair values at the date of acquisition.



SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: July 24, 2000

                                TransWestern Publishing Company LLC
                               -------------------------------------
                                       [Name of Registrant]

                                By: TransWestern Communications Company, Inc.
                                   ---------------------------------
                                        (Manager)

                                By: /s/Joan M. Fiorito
                                   ---------------------------------
                                   Name:  Joan M. Fiorito
                                   Title: Vice President,
                                          Chief Financial Officer
                                          & Assistant Secretary
                                (Principal Financial and Accounting Officer)

                                  Exhibit Index

Exhibit Number          Description of Exhibit
--------------          ----------------------
   2.1                  Asset Purchase Agreement dated as of June 23, 2000, between
                        TransWestern Publishing Company LLC and The New York Times
                        Company.

   99.1                 Press release dated June 26, 2000

   99.2                 Press release dated July 19, 2000



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